EXHIBIT 10.3
FORM OF BILL OF SALE AND ASSIGNMENT
     WHEREAS Pawn Plus 1, LLC, Pawn Plus 2, LLC, Pawn Plus 3, LLC, Pawn Plus 4, LLC, Pawn Plus 5, LLC, Pawn Plus 6, LLC, Pawn Plus 7, LLC, Pawn Plus 8, LLC, ASAP Pawn, LLC, The Pawn Place, Inc., and Craig A. McCall, Inc., (collectively, “Sellers” or, individually, each a “Seller”), Craig A. McCall, EZPAWN Nevada, Inc. (“EZPAWN”), and EZCORP, Inc. have entered into that certain Amended and Restated Asset Purchase Agreement dated October 24, 2008 (the “Agreement”);
     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Sellers hereby sell, assign, and transfer to EZPAWN all of Sellers’ rights, title and interest in the assets described in the above-referenced agreements and schedules thereto including, without limitation, the pawn loan agreements, deferred deposit loan agreements, auto title loan agreements, and all ancillary documents and powers of attorney executed pursuant thereto. Such transfer is made without any representations, warranties or recourse and Purchaser shall take the assets “as is”, except as provided in the Agreement.
     Purchaser and Sellers agree that the Purchase Price shall be $34,374,305.03. This instrument shall be binding upon Sellers, Sellers’ successors and assigns, and shall inure to the benefit of EZPAWN and EZPAWN’s successors and assigns.
     IN WITNESS WHEREOF, Sellers and EZPAWN have signed and delivered this instrument on the 13th day of November, 2008.

SELLERS:	PURCHASER:
PAWN PLUS 1, LLC, PAWN PLUS 2, LLC,	EZPAWN Nevada, Inc.
PAWN PLUS 3, LLC, PAWN PLUS 4, LLC,
PAWN PLUS 5, LLC, PAWN PLUS 6, LLC
PAWN PLUS 7, LLC, PAWN PLUS 8, LLC
ASAP PAWN, LLC

By:	By:

Craig A. McCall	Connie Kondik
Sole Manager	Secretary

THE PAWN PLACE, Inc.
By:
Craig A. McCall
President

CRAIG A. MCCALL, INC.
By:
Craig A. McCall
President